Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 31, 2023 (the “Closing Date”), Mirum Pharmaceuticals, Inc., a Delaware corporation, (the “Company”, “Mirum”) completed the purchase from Travere Therapeutics, Inc. (“Travere”) of substantially all of the assets of Travere that are primarily related to its business of development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of Chenodal and Cholbam (also known as Kolbam) (such assets, the “Bile Acid Business” and such transaction, the “Acquisition”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated July 16, 2023, with Travere. In connection with and immediately prior to the closing of the Acquisition, the Company completed a private placement of 8,000,000 shares of its common stock at a price per share of $26.25, resulting in aggregate net proceeds of approximately $202.2 million (the “PIPE” and, together with the Acquisition, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Acquisition and the PIPE. The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined financial information gives effect to the Transactions as follows:

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical consolidated balance sheets of the Company and the Bile Acid business of Travere, giving effect to the Transactions as if they had occurred on June 30, 2023.

•

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 combine the historical operating results of the Company and the Bile Acid business of Travere, giving effect to the Acquisition as if it had occurred on January 1, 2022.

•

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combine the historical operating results of the Company and the Bile Acid business of Travere, giving effect to the Acquisition as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Purchase Agreement been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired. Independent valuation specialists have conducted an analysis to assist management of the Company in determining the fair value of the assets acquired. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

The Acquisition is expected to be accounted for as an asset acquisition as substantially all of the fair value is concentrated in developed technology, an intangible asset. The Bile Acid Business assets will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date.

The unaudited pro forma condensed combined financial statements have been derived from and should be read together with:

•	The historical audited financial statements and the related notes contained in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2022, filed March 8, 2023.

•	The historical audited combined financial statements of the Bile Acid business of Travere as of and for the year ended December 31, 2022, and the related notes.

•	The historical unaudited financial statements and the related notes contained in the Company’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2023, filed August 7, 2023.

•	The historical unaudited combined financial statements of the Bile Acid business of Travere as of and for the six months ended June 30, 2023, and the related notes.

MIRUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, except share and per share amounts)

	HISTORICAL MIRUM	HISTORICAL BILE ACID BUSINESS OF TRAVERE	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA COMBINED
		(Note 2)	(Note 4)
ASSETS
Current assets:
Cash and cash equivalents	$297,228	$—	$(9,403)	(a), (g)	$287,825
Short-term investments	32,726	—	—		32,726
Accounts receivable	35,326	6,342	(6,342)	(b)	35,326
Inventory	8,509	2,552	10,348	(c)	21,409
Prepaid expenses and other current assets	9,729	197	(126)	(d)	9,800

Total current assets	383,518	9,091	(5,523)		387,086
Property and equipment, net	866	—	—		866
Operating lease right-of-use asset	1,614	—	—		1,614
Intangible assets, net	56,437	42,835	156,648	(e)	255,920
Deferred tax assets	—	31,999	(31,999)	(b)	—
Other assets	1,153	308	—		1,461

Total assets	$443,588	$84,233	$119,126		$646,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,446	$242	$(242)	(b)	$14,446
Accrued expenses	42,693	8,042	(5,794)	(a), (b), (g), (h)	44,941
Operating lease liabilities	1,064	—	—		1,064
Business combination-related contingent consideration, current portion	—	6,900	(6,900)	(b)	—

Total current liabilities	58,203	15,184	(12,936)		60,451
Operating lease liabilities, noncurrent	1,154	—	—		1,154
Convertible notes payable, net	305,611	—	—		305,611
Business combination-related contingent consideration, less current portion	—	67,200	(67,200)	(b)	—
Other liabilities	10	—	—		10

Total liabilities	364,978	82,384	(80,136)		367,226
Commitments and contingencies
Net parent investment	—	1,849	(1,849)	(f)	—
Stockholders’ Equity:
Preferred stock, at par	—	—	—		—
Common stock, at par	4	—	1	(a)	5
Additional paid-in capital	575,522	—	202,238	(a)	777,760
Accumulated deficit	(496,992)	—	(1,128)	(g), (h)	(498,120)
Accumulated other comprehensive income	76	—	—		76

Total stockholders’ equity	78,610	1,849	199,262		279,721

Total liabilities and stockholders’ equity	$443,588	$84,233	$119,126		$646,947

MIRUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(In thousands, except share and per share amounts)

	HISTORICAL MIRUM	HISTORICAL BILE ACID BUSINESS OF TRAVERE	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA COMBINED
			(Note 4)
Revenue:
Product sales, net	$61,595	$53,606	$—		$115,201
License revenue	7,500	—	—		7,500

Total revenue	69,095	53,606	—		115,201
Operating expenses:
Cost of sales	11,791	1,518	16,814	(i), (j), (n)	30,123
Research and development	45,557	7,572	—		53,129
Selling, general and administrative	63,168	17,831	(296)	(i), (l), (o)	80,703
Change in fair value of contingent consideration	—	8,596	(8,596)	(n)	—

Total operating expenses	120,516	35,517	7,922		163,955

Income (loss) from operations	(51,421)	18,089	(7,922)		(48,754)

Other income (expense):
Interest income	5,899	—	—		5,899
Interest expense	(7,968)	—	—		(7,968)
Loss from termination of revenue interest purchase agreement	(49,076)	—	—		(49,076)
Other income expense, net	(1,085)	(159)	—		(1,244)

Net income (loss) before income taxes	(103,651)	17,930	(7,922)		(101,143)

Provision for income taxes	517	4,380	—	(p)	4,897

Net (loss) income	$(104,168)	$13,550	$(7,922)		$(106,040)

Net loss per share, basic and diluted (Note 5)	$(2.75)	N/A			$(2.31)
Weighted-average shares of common stock outstanding, basic and diluted (Note 5)	37,892,513	N/A			45,892,513

MIRUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share amounts)

	HISTORICAL MIRUM	HISTORICAL BILE ACID BUSINESS OF TRAVERE	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA COMBINED
			(Note 4)
Revenue:
Product sales, net	$75,062	$102,558	$—		$177,620
License revenue	2,000	—	—		2,000

Total revenue	77,062	102,558			179,620
Operating expenses:
Cost of sales	12,374	3,172	33,109	(i), (j), (n)	48,655
Research and development	106,842	13,920	1,816	(k)	122,578
Selling, general and administrative	89,066	32,637	2,607	(i), (k), (l), (m)	124,310
Change in fair value of contingent consideration		15,006	(15,006)	(n)	—

Total operating expenses	208,282	64,735	22,526		295,543

Income (loss) from operations	(131,220)	37,823	(22,526)		(115,923)

Other income (expense):
Interest income	3,857	—	—		3,857
Interest expense	(15,979)	—	—		(15,979)
Change in fair value of derivative liability	906	—	—		906
Other income (expense), net	365	(261)	—		104

Net income (loss) before income taxes	(142,071)	37,562	(22,526)		(127,035)

Provision for (benefit from) income taxes	(6,406)	8,661	—	(p)	2,255

Net income (loss)	$(135,665)	$28,901	$(22,526)		$(129,290)

Net loss per share (Note 5):
Basic	$(4.01)	N/A			$(3.09)
Diluted	$(4.02)	N/A			$(3.10)
Weighted average shares of common stock outstanding (Note 5):
Basic	33,839,072	N/A			41,839,072
Diluted	33,982,493	N/A			41,982,493

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 — Description of Transaction

On July 16, 2023, the Company executed an Asset Purchase Agreement (such agreement, the “Purchase Agreement,” and the transactions contemplated thereby, the “Acquisition”) with Travere Therapeutics, Inc. (“Travere”). At the closing (the “Closing”) of the Acquisition, the Company purchased from Travere all of the assets of Travere that were primarily related to its business of development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of Chenodal and Cholbam (also known as Kolbam, and together with Chenodal, the “Bile Acid Medicines”) (the “Bile Acid Business”) for an aggregate purchase price, subject to certain adjustments pursuant to the terms of the Purchase Agreement, of up to $445.0 million in cash, with $210.0 million due at Closing and up to $235.0 million after the Closing, upon the achievement of certain milestones based on specified amounts of annual net sales (tiered from $125.0 million to $500.0 million) of the Bile Acid Medicines (the “Milestone Events”).

The Company additionally agreed to use certain specified resources and efforts during stipulated time-periods to obtain regulatory approval and to cause the Milestone Events to be achieved. The Company and Travere have also entered into a transitional services agreement (“TSA”) pursuant to which Travere has agreed to perform certain services for a period of time following the consummation of the Acquisition with respect to the Company’s use and operation of the assets purchased in the Acquisition.

In connection with and immediately prior to the Closing of the Acquisition, the Company completed the private placement of 8,000,000 shares of its common stock at a price per share of $26.25, resulting in aggregate net proceeds of approximately $202.2 million (the “PIIPE” and, together with the Acquisition, the “Transactions”), which it used to finance the upfront payment at the Closing of the Acquisition.

Note 2 — Basis of Presentation

The Acquisition is expected to be accounted for as an asset acquisition in accordance with U.S.GAAP as substantially all of the fair value is concentrated in developed technology, an intangible asset. The assets acquired in the Acquisition will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date. The fair value measurements utilize estimates based on key assumptions of the Acquisition, including historical and current market data.

The unaudited pro forma adjustments included herein are preliminary and may be adjusted as additional information becomes available and as additional analyses are performed. Revisions to the purchase price allocation of the assets acquired may have a significant impact on the pro forma amounts. The pro forma adjustments related to the Acquisition reflect the fair value of the assets as of the date indicated. The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition occurred on June 30, 2023.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives effect to the Transactions as if they had been completed on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, and year ended December 31, 2022, gives effect to the Transactions as if they had been completed on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Acquisition and the PIPE are preliminary and based on certain currently available information and certain assumptions and methodologies that the Company’s management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. The Company’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of the Company.

Note 3 — Estimated Purchase Price and Preliminary Purchase Price Allocation

The accompanying unaudited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $212.8 million comprised of cash consideration of $210.4 million and transaction costs of $2.4 million. For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired

(in thousands)	As of June 30, 2023
Preliminary Purchase Price Allocation:
Inventory	$12,900
Developed technology	198,513
Assembled workforce	970
Other current and noncurrent assets	379

Total assets acquired	$212,762

The guidance in Accounting Standards Codification topic 805, Business Combinations, (“ASC 805”) requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test was met as the Company determined that substantially all of the fair value was concentrated in the acquired developed technology.

Note 4 — Pro Forma Adjustments — Unaudited Pro Forma Condensed Combined Financial Statements

The following provides explanations of the various adjustment to the unaudited pro forma condensed combined financial statements:

(a)

The adjustment is to reflect the cash proceeds of $210.0 million from the sale and issuance of the shares pursuant to the PIPE, less issuance costs of $7.5 million paid upon close and $0.2 million in accrued expenses, offset by the cash payment of $210.4 million to Travere for the Acquisition.

(b)	To eliminate the Bile Acid Business’s historical operating assets and liabilities that were not acquired or assumed in connection with the Acquisition.

(c)	To adjust acquired inventory, as follows:

(in thousands)	As of June 30, 2023
Eliminate the historical inventory of the Bile Acid Business	$(2,552)
Record the preliminary estimated fair value of acquired inventory	12,900

Total	$10,348

(d)	To adjust acquired prepaid assets to an estimate of their fair values, as follows:

(in thousands)	As of June 30, 2023
Eliminate the historical prepaid assets of the Bile Acid Business	$(197)
Record the preliminary estimated fair value of prepaid assets acquired	71

Total	$126

The value of the acquired prepaid assets will be amortized to expense over the remaining periods of the respective prepaid assets.

(e)	To adjust acquired intangible assets, as follows:

(in thousands)	As of June 30, 2023
Eliminate the historical intangible assets of the Bile Acid Business	$(42,835)
Record the preliminary estimated fair value of acquired intangible assets	199,483

Total	$156,648

(f)	To eliminate Travere’s historical investment in its Bile Acid Business.

(g)

To adjust for the Company’s transaction costs that were capitalized as part of the purchase price allocation of $0.3 million in accrued expenses, $0.6 million in accumulated deficit for expenses accrued for but not capitalized, and $1.5 million in cash to complete the Acquisition.

(h)	To adjust for professional service expenses related to the Acquisition borne by the Company of $1.8 million.

(i)

To adjust amortization expense related to acquired intangibles of $15.9 million in cost of sales and $0.3 million in selling, general and administrative for the year ended December 31, 2022, and $7.9 million in cost of sales and $0.2 million in selling, general and administrative for the six months ended June 30, 2023.

(j)	To recognize additional cost of sales expenses related to the step up on the acquired inventory to its proportionate fair value.

(k)

In connection with the Acquisition, the Company entered into the TSA pursuant to which Travere will provide certain services to the Company with respect to the Company’s use and operation of the assets purchased for a transitional period for an estimated amount of $2.0 million, of which $1.8 million is allocated to research and development and $0.2 million to selling, general and administrative based on the work being performed. The pro forma adjustment reflects expenses that can be reasonably estimated for the year ended December 31, 2022. TSA services provided by Travere are not anticipated to last beyond 12 months post-close.

(l)

To adjust for a retention bonus provided to certain Bile Acid Business employees. The retention bonus is earned over 18 months of continuous employment with the Company, reflected as $0.3 million for the year ended December 31, 2022, and $0.2 million for the six months ended June 30, 2023.

(m)

Professional service expenses borne by the Company of $1.8 million would be expensed in the period of acquisition and are reflected for pro forma purposes as if the Acquisition occurred on January 1, 2022. Transaction costs borne by Travere would be reflected in the period prior to the acquisition and are excluded from the pro forma condensed combined statement of operations.

(n)

To eliminate change in fair value of contingent consideration related to Travere’s contingent consideration and reflect the royalty expense not reflected in the historical condensed combined statement of operations paid on net sales of Chenodal and Cholbam of $11.2 million for the year ended December 31, 2022, and $5.9 million for the six months ended June 30, 2023.

(o)	To adjust for transaction costs that were reported in the current year.

(p)

The Company has a history of cumulative losses and based on all available evidence, it has determined that its deferred tax assets are not more likely to be realized and recorded a full valuation allowance. On a combined basis, with the addition of the Bile Acid Business, the Company does not expect to be in a cumulative income position and therefore it does not expect to have a change in its judgment related to the realizability of its deferred tax assets and maintain a full valuation allowance. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.

Note 5 — Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares pursuant to the PIPE, assuming the shares were outstanding since January 1, 2022. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable pursuant to the PIPE have been outstanding for the entirety of the period presented.